                                                                    EXHIBIT 99.1


                              DXP Enterprises, Inc.
                                  7272 Pinemont
                                Houston, TX 77040


March 27, 2002

United States Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

Ladies and Gentlemen:

We have received, on the date hereof, representation from Arthur Andersen LLP that their audit of the financial statements contained in DXP Enterprises, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001, of which this Exhibit 99.1 is a part, was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, and that there was appropriate continuity of Arthur Andersen personnel working on the audit and availability of national office consultation to conduct the relevant portions of the audit.

Sincerely,


/s/ Mac McConnell
Senior Vice President - Chief Financial Officer
DXP Enterprises, Inc.